BlackRock Massachusetts Health & Education Tax-Exempt Trust

FILE #811-07660

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
5/22/2008	MASSACHUSETTS ST HEALTH & EDL FACS	373,105,000	500,000	Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Merrill Lynch & Co.